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                          CAPSTAR COMMUNICATIONS, INC.

                                  SUBSIDIARIES



              ENTITY                                                  JURISDICTION
              ------                                                  ------------
Capstar Communications California, Inc.                                 Delaware

Capstar Radio Operating Company                                         Delaware

Capstar TX Limited Partnership                                          Delaware

Liberty Broadcasting of Albany Incorporated                             New York

Liberty Broadcasting of New York, Inc.                                  New York

Parker Broadcasting Company                                             California

WBAB, Inc.                                                              New York

WBLI, Inc.                                                              New York

WGBB, Inc.                                                              New York

WGNA, Inc.                                                              New York

WGNA-FM, Inc.                                                           New York

WHFM, Inc.                                                              New York

WHJJ, Inc.                                                              Rhode Island

WHJY, Inc.                                                              Rhode Island

WPYX, Inc.                                                              New York

WSNE, Inc.                                                              Rhode Island

WTRY, Inc.                                                              New York